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                                                                    Exhibit 11.1

                      3-Dimensional Pharmaceuticals, Inc.
                         Computation of per share loss

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
                                                                               Twelve Months Ended December 31,
                                                                              -----------------------------------
                                                                                    2001                 2000
                                                                                    ----                 ----
Net loss                                                                      $ (11,442,000)        $  (8,152,000)

Declared and accrued cumulative dividends on preferred stock                                             (396,000)
                                                                              -----------------------------------

     Net loss to common stockholders                                          $ (11,442,000)        $  (8,548,000)
                                                                              ===================================

Basic
     Weighted average shares of common stock outstanding                         21,736,892             8,956,741
     Less: weighted average shares subject to repurchase                           (111,305)             (178,966)
                                                                              -----------------------------------
     Weighted average shares used in computing basic net loss
     per share                                                                   21,625,587             8,777,776

                                                                              -----------------------------------
     Basic net loss per share                                                 $       (0.53)        $       (0.97)
                                                                              ===================================

Diluted
     Shares used in computing basic net loss per share                           21,625,587             8,777,776
     Add: weighted average of dilutive securities                                         -                     -
                                                                              -----------------------------------
     Shares used in computing diluted net loss per share                         21,625,587             8,777,776

Diluted net loss per share                                                    $       (0.53)        $       (0.97)
                                                                              ===================================

Pro forma:
     Net loss to common stockholders                                                               ($   8,548,000)
     Add: declared and accrued cumulative dividends on
     preferred stock                                                                                      396,000
                                                                                                    -------------
     Net loss                                                                                      ($   8,152,000)
                                                                                                    =============

     Shares used to compute basic net loss per share                                                    8,777,776
     Pro forma adjustment to reflect the weighted-
     average effect of assumed conversion of
     convertible preferred stock                                                                        6,858,051
       Add: common shares subject to repurchase
          with accelerated vesting provision                                                               27,011
     Shares used in computing pro forma basic
                                                                                                    -------------
     net loss per share                                                                                15,662,837

                                                                                                    -------------
     Pro forma basic net loss per share                                                             $       (0.52)
                                                                                                    =============

Diluted pro forma:
     Shares used in computing pro forma basic
     net loss per share                                                                                15,662,837
       Add: weighted average of dilutive securities                                                             -
     Shares used in computing pro forma diluted
                                                                                                    -------------
     net loss per share                                                                                15,662,837

     Pro forma diluted net loss per share                                                           $       (0.52)
                                                                                                    =============
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